UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2014

Lapolla Industries, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Intercontinental Business Park

15402 Vantage Parkway East, Suite 322, Houston, Texas 77032

(Address of Principal Executive Offices and Zip Code)

(281) 219-4700

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LAPOLLA INDUSTRIES, INC.

FORM 8-K

DECEMBER 18, 2014

INDEX

		Page

SECTION 5	CORPORATE GOVERNANCE AND MANAGEMENT	1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1

SIGNATURES		2

(i)

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) On December 18, 2014, the Company’s CFO and Corporate Treasurer, Charles A. Zajaczkowski, resigned to pursue other business opportunities.

(b) On December 18, 2014, the Company appointed Michael T. Adams, CGO, EVP, and Corporate Secretary, as Interim CFO and Corporate Treasurer, until such time that a successor is chosen. Mr. Adams is one of the founders of the Company starting on January 1, 1997. He was appointed to the Board on December 20, 2004. Mr. Adams was appointed CGO in July 2006, and has been EVP and Corporate Secretary since January 1999. During his term with Lapolla, Mr. Adams also served as president and interim chief executive officer, treasurer and interim chief financial officer, and held various officer positions in the Company’s former subsidiaries. Mr. Adams earned his Bachelor of Science and Master of Science in business administration, and Juris Doctor degrees from Nova Southeastern University, Fort Lauderdale, Florida. Mr. Adams is 49 years old. No familial relationships exist between Mr. Adams and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

(c) On December 22, 2014, the Company granted an aggregate of 1,350,000 eight-year stock options to three non-employee directors, consisting of Jay C. Nadel, Arthur J. Gregg, and Augustus J. Larson, each for 450,000 shares of the Company’s common stock, $0.01 par value per share, at an exercise price per share equal to the fair market value of a share of the Company’s common stock on the date of grant, determined based on the per share closing price on such date, or $0.35 per share. Each of the foregoing stock options vest in three equal end of calendar year increments, commencing on December 31, 2014 and ending December 31, 2016. All stock options automatically vest and are exercisable upon a change in control.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 22, 2014	LAPOLLA INDUSTRIES, INC.

By: /s/ Michael T. Adams, EVP
Michael T. Adams
Executive Vice President

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